                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 12, 2002
                                                  --------------------


                           CANARGO ENERGY CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


           Delaware                        0-9147                91-0881481
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

          CanArgo Services (UK) Limited
             150 Buckingham Palace Road
                 London, England                           SW1W 9TR
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     (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code    (44) 207 808 4700
                                                    --------------------



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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.    OTHER EVENTS

On February 12, 2002, CanArgo announced that it closed a private placement of approximately 5.2 million shares of its common stock for gross proceeds of approximately $1.7 million. Such proceeds will be used for working capital purposes and future capital expenditures in Georgia.

ABG Sundal Collier ASA acted as placement agent for this transaction.

The shares to be issued in connection with this placement were issued under Regulation S of the Securities Act of the United States and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States or to U.S. persons (as defined in such Regulation) absent registration or an applicable exemption from registration.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)   Exhibits

                7(1) Press release dated February 12, 2002 regarding CanArgo announcement that it had completed a private placement of approximately 5.2 million shares of the Registrants common stock.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CANARGO ENERGY CORPORATION

Date:  February 14, 2002                    By:   /s/Anthony J Potter
                                                  -----------------------------
                                                  Anthony J. Potter
                                                  Corporate Secretary



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                                  EXHIBIT INDEX

                                                                                   FILED WITH
EXHIBIT                                                                               THIS
NUMBER                                     EXHIBIT                                   REPORT
------                                     -------                                 -----------
 7(1)      Press release dated February 12, 2002 regarding CanArgo announcement         X
           that it had  completed a private placement of approximately 5.2 million shares of the Registrants common stock.